UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2015

The First of Long Island Corporation

(Exact name of the registrant as specified in its charter)

New York	001-32964	11-2672906
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10 Glen Head Road
Glen Head, New York	11545
(Address of principal executive offices)	(Zip Code)

(516) 671-4900

(Registrant’s telephone number)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 18, 2015 the Board of Directors approved an amendment to the Company’s bylaws to update, clarify and simplify various provisions. Included in the amended bylaws is a revised notice provision for a stockholder to nominate a director or bring new business before an annual meeting. Under this provision, for a nomination or other business to be properly brought before an annual meeting by a stockholder, notice must include certain information and be provided to the Company not less than 90 days prior to the date of the Company’s proxy material for the prior year’s annual meeting. Accordingly, the deadline for the 2016 annual meeting of stockholders is December 17, 2015. Previously, there had been a 14 day notice requirement for nominations by stockholders. Additionally, the amended bylaws impose an age limit of 75 years for appointment or election to the board, which will not apply to persons serving on the board as of the April 21, 2015 annual meeting of stockholders. Previously, the age limit applied only to persons first elected to the board. A copy of the bylaws as amended are attached to this Current Report as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits

Exhibit Number	Description

3(ii)	Amended Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First of Long Island Corporation
(Registrant)

Dated: August 21, 2015	By:	/s/ Mark D. Curtis
Mark D. Curtis
Executive Vice President, Chief Financial
Officer and Treasurer